UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2009 (December 16, 2009)
Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place,	06902
Stamford, Connecticut

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
          Item 1.01 Entry into a Material Definitive Agreement
          On December 17, 2009, Aircastle Limited (the “Company”) issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that trusts beneficially owned by one of its subsidiaries (each, a “Lessor”) agreed to lease six new Airbus Model A330-200 aircraft (each an “Aircraft”) to South African Airways (PTY) LTD. (the “Lessee”), with deliveries scheduled for 2011. Each of the Aircraft will be equipped with Rolls-Royce Trent 772B engines.
          Each of the Aircraft will be acquired under the Company’s existing aircraft acquisition agreement with Airbus SAS (“Airbus”) for the purchase of new Airbus Model A330 aircraft (the “Airbus A330 Agreement”). Deliveries under the Airbus A330 Agreement are summarized below:
•	Two new A330-200 aircraft delivered in May and December 2009 and are on lease to Avianca;

•	Three new Airbus Model A330-200F aircraft have been committed for lease to a carrier in Asia, with two deliveries scheduled for the second half of 2010 and one delivery for mid-2011;

•	Six new Airbus Model A330-200 aircraft are scheduled for delivery in 2011 and have been committed for lease to the Lessee; and

•	One new Airbus Model A330 aircraft is scheduled for delivery in May 2012 and Aircastle is actively marketing it for lease.
          On December 16, 2009, each Lessor signed a lease agreement for the relevant Aircraft (each, a “Lease, and, together, the “Leases”) with the Lessee. The Lessee is the flag carrier of South Africa and one of the leading airlines in Africa. It is owned by the South African government and currently serves 60 destinations on six continents.
          Each Lease provides for a ten-year lease term from the date of delivery to the Lessee, with the Lessee having the right to extend each Lease for up to two years in certain circumstances. Rentals are required to be paid monthly in advance, in U.S. dollars, and will be subject to adjustment, shortly prior to the delivery date for the relevant Aircraft, for manufacturer escalation, for buyer furnished equipment and configuration costs in excess of an agreed budget and for changes in interest rates. Aircastle believes that the rentals to be paid under each Lease represent market lease rates for the Aircraft.
          Maintenance reserves are required to be paid monthly in arrears under each Lease for certain components and for other components the Lessee is obliged to pay the relevant Lessor for accumulated utilization at the end of the lease term, in each case subject to certain customary adjustments. Each Lessor will be obliged to reimburse the Lessee under the relevant Lease, out of maintenance reserve collections, for agreed categories of maintenance. Each Lessor will also agree to reimburse the Lessee for certain airworthiness directive and similar compliance costs for the relevant Aircraft during the lease term.
          Under each Lease, the Lessee makes a number of customary covenants, including that it will ensure that maintenance is performed on the relevant Aircraft and that the relevant Aircraft is insured for casualty loss, that it provides liability insurance for the benefit of the relevant Lessor and certain related parties, and that the relevant Aircraft remains free of liens (subject to customary exceptions). Each Lease provides to the Lessee the right to “wet lease” or sublease the relevant Aircraft, provided that agreed standards are satisfied. The obligations of the Lessee under each Lease are required to be secured by deposits or letters of credit. The Lessee also has agreed to indemnify the Lessor and certain related parties for liabilities arising out of or associated with the Aircraft and for certain tax liabilities, in each case subject to customary exclusions. Each Lease also provides a listing of customary events of default and specifies the remedies that the relevant Lessor may exercise if any such event of default occurs and is continuing, including termination of the lease and repossession of the relevant Aircraft.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
          Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

99.1	Press Release dated December 17, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)
/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Date: December 18, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated December 17, 2009

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